SCHEDULE 14A
                        (Rule 14a-101)
           INFORMATION REQUIRED IN PROXY STATEMENT
                   SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934

     Filed by the registrant
     Filed by a party other than the registrant
     Check the appropriate box:
       Preliminary proxy statement
       Definitive proxy statement
       Definitive additional materials
       Soliciting material pursuant to Rule 14a-11 or Rule 14a-12

                    KATY INDUSTRIES, INC.
       (Name of Registrant as Specified in Its Charter)

                    KATY INDUSTRIES, INC.
          (Name of Person(s) Filing Proxy Statement)

  Payment of filing fee (Check the appropriate box):
       $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(I)(1),
            or 14a-6(j)(2).
       $500 per each party to the controversy pursuant to
            Exchange Act Rule 14a-6(I)(3).
       Fee computed on table below per Exchange Act
            Rules 14a-6(I)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transactions applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


     (4)  Proposed maximum aggregate value of transaction:


       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:


     (2)  Form, schedule or registration statement no.:


     (3)  Filing party:


     (4)  Date filed:

                    KATY INDUSTRIES, INC.
  6300 S. Syracuse Way, Suite 300, Englewood, Colorado 80111
                        (303) 290-9300

          _________________________________________

           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held

                       On May 17, 1996



  To the Stockholders:

     The Annual Meeting of Stockholders of Katy Industries,
  Inc. will be held at The Metropolitan Club, 7800 E. Orchard
  Road, Greenwood Village, Colorado at 10:00 a.m. local time to consider and act upon the following matters:

     1.        The election of eleven members of the Board of
                 Directors to serve for a term of one year.

     2.        The ratification of the selection by the Board
                 of Directors of the firm of Deloitte & Touche
                 LLP as independent auditors of Katy Industries, Inc. for the current year.

     3.        The transaction of such other business as may
                 properly come before the meeting or any
                 adjournment thereof.

     The Board of Directors has fixed April 5, 1996 as the record date for determining stockholders entitled to be notified of and to vote at the meeting.

     Whether or not you expect to attend the meeting, you are urged to read the proxy statement, sign and date the enclosed proxy card and return it promptly in the enclosed envelope.

                                 By Order of the Board of
  Directors



                                        Arthur R. Miller
                                           Secretary

    April 15, 1996



                          THIS PAGE
                        INTENTIONALLY
                          LEFT BLANK




                   KATY INDUSTRIES, INC.
  6300 S. Syracuse Way, Suite 300, Englewood, Colorado 80111
                        (303) 290-9300
          _________________________________________

                 PROXY STATEMENT RELATING TO
               ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held
                      On May 17, 1996
          _________________________________________

                        INTRODUCTION


     This proxy statement is furnished in connection with the solicitation of proxies in the accompanying form by the Board of Directors of Katy Industries, Inc. ("Katy" or the "Company"), for the Annual Meeting of Stockholders to be held on May 17, 1996 (the "Annual Meeting"). This proxy statement and accompanying proxy card are being mailed to stockholders commencing on or about April 15, 1996. The Annual Report to Stockholders for the year ended December 31, 1995 (the "Annual Report"), which includes audited financial statements of Katy and its consolidated subsidiaries, accompanies this Proxy Statement.

                PURPOSES OF THE ANNUAL MEETING

  Election of Directors

        At the Annual Meeting, stockholders entitled to vote will be asked to consider and vote on the election of eleven members of the Board of Directors to serve for a one year term. See "Solicitation and Voting Information" and "Election of Directors."

  Ratification of Independent Auditors

        At the Annual Meeting, stockholders also will be asked to consider and ratify the selection of the firm of Deloitte & Touche LLP as the Company's independent auditors for the current year. See "Ratification of Independent Auditors."

  Other Business

        At the Annual Meeting, shareholders may also be asked to consider and act upon such other matters as may properly come before the meeting or any adjournment thereof. As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that will be presented for action at the Annual Meeting other than those matters described above.
  On January 17, 1996, Katy's Board of Directors adopted an advance notice bylaw provision requiring that shareholder proposals to be made at any shareholders' meeting be received by the Company not less than 50 days nor more than 90 days prior to the shareholders' meeting. No such shareholder proposals were received for the 1996 Annual Meeting.













             SOLICITATION AND VOTING INFORMATION

  Record Date; Outstanding Shares

        Stockholders of record at the close of business on April 5, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were outstanding and entitled to vote 8,403,587 shares of the Company's Common Stock, $1.00 par value per share (the "Common Stock").

  Quorum and Voting

        The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the Annual Meeting. Abstentions and "broker non-votes" will be treated as present in determining whether the quorum requirement is satisfied. A "broker non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the broker has not received instructions from the beneficial owner and does not have discretionary power.

        Each share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting. With regard to the election of directors, votes may be cast in favor or withheld. Directors will be elected by a plurality of the shares present in person or by proxy and entitled to vote on the election of directors. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or withholding authority) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

        The other matters identified above which are to be voted upon by stockholders at the Annual Meeting require for approval the affirmative vote of the holders of a majority of the shares present and entitled to vote at the meeting, provided a quorum is present. With respect to such other matters, a stockholder may (i) vote "For" the matter, (ii) vote "Against" the matter or (iii) "Abstain" from voting on the matter. A vote to abstain from voting on such matter has the same effect as of a vote against such matter. Broker non-votes will be treated as shares which are not present and entitled to vote with respect to such matters, although they will be counted for purposes of determining a quorum as described above. Accordingly, broker non-votes will not be counted in determining the required number of votes cast with respect to a particular proposal and will have no effect on the outcome of the voting on such proposal.

  Proxies

        All shares represented by effective proxies will be voted as specified therein, or if no direction is indicated, they will be voted "For" the election of directors nominated by the Board of Directors and "For" the proposal to ratify the selection of the independent auditors. A shareholder executing and returning a proxy has the power to revoke it by notice to the Secretary of the Company prior to the Annual Meeting, by executing and returning a proxy bearing a later date or by attending the Annual Meeting and voting in person.

        Expenses of soliciting proxies will be borne by the Company. Solicitation will be by mail except for any incidental solicitation by telephone, telegram and personal calls by directors, officers and regular employees of the Company. The Company will also reimburse brokers and certain other persons for their charges and expenses in forwarding proxy materials to beneficial owners.

                    ELECTION OF DIRECTORS

        Eleven directors are to be elected at the Annual
  Meeting, each to serve for a one year term ending at the time of the 1997 Annual Meeting or until their successors shall be duly elected and qualified. The persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the following eleven nominees:
  William F. Andrews, Daniel B. Carroll, Wallace E. Carroll, Jr., Philip E. Johnson, Arthur R. Miller, William H. Murphy, John
  R. Prann, Jr., Lutz R. Raettig, Charles W. Sahlman, Jacob Saliba and Glenn W. Turcotte. All of the nominees are currently directors of the Company. For information concerning these nominees for director, see "Information Concerning Directors and Executive Officers", "Security Ownership of Management" and "Security Ownership of Certain Beneficial Owners". All of the nominees have indicated their willingness to serve as directors.


        IT IS THE INTENTION OF THE PERSONS NAMED IN THE
  ENCLOSED FORM OF PROXY TO VOTE "FOR" THE ELECTION OF THE ELEVEN NOMINEES FOR DIRECTOR INDICATED ABOVE. IF ANY NOMINEE BECOMES UNAVAILABLE TO SERVE FOR ANY REASON, THE PROXY WILL BE VOTED FOR A PERSON OR PERSONS TO BE SELECTED BY THE BOARD OF DIRECTORS. PROXIES CANNOT BE VOTED FOR A NUMBER OF NOMINEES GREATER THAN THE ELEVEN PERSONS NOMINATED BY THE BOARD OF DIRECTORS.



      MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors met nine times during 1995.
  Each director then in office attended at least 75% of those meetings and of the meetings of the committees of the Board of which he is a member. The Company's By-laws provide for an Executive Committee to which the Board of Directors has assigned all powers delegable by law. The Executive Committee met five times during 1995, met informally throughout the year, held numerous telephone conferences at intervals between meetings of the full Board of Directors and acted by unanimous consent without formal meetings. The Executive Committee presently consists of Wallace E. Carroll, Jr., Chairman, Philip
  E. Johnson, Arthur R. Miller, William H. Murphy, John R. Prann, Jr., Charles W. Sahlman and Jacob Saliba. The Board of Directors also has an Audit Committee and a Compensation Committee. The Audit Committee presently consists of William
  H. Murphy, Chairman, Charles W. Sahlman and William F. Andrews. This Committee met two times during 1995, met informally throughout the year and held numerous telephone conferences during 1995. The Audit Committee reviews the results of the annual audit with the Company's independent auditors, reviews the scope and adequacy of the Company's internal auditing procedures and its system of internal controls, and reports its findings and recommendations to the Board of Directors. The Compensation Committee presently consists of Charles W. Sahlman, Chairman, William F. Andrews and William H. Murphy. This Committee, which reviews current and deferred compensation of all officers of the Company and for certain officers and key employees of its subsidiaries, held four meetings, met informally throughout the year and held numerous telephone conferences during 1995. The entire Board of Directors considers and selects nominees for director and does not maintain a separate nominating committee. On January 17, 1996, Katy's Board of Directors adopted an advance notice bylaw provision requiring shareholder nominations of directors to be received by the Company not less than 50 days nor more than 90 days prior to the annual meeting. No such shareholder nominations were received by the Company for the 1996 Annual Meeting.



       INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth information as of April 15, 1996 with respect to those persons who are presently executive officers, directors or nominees for director of Katy.
  Each officer holds office until the next annual meeting of directors:


                                     Principal Occupation                       Period of
                                        and Business                             Service
                                     Experience During          Other            as Katy
  Name                   Age         the Past Five Years      Directorships      Director
William F. Andrews       64          1995 to present:         Johnson Controls  1991 to present
                                     Chairman of              Navistar
                                     Schrader, Inc.           Southern New
                                     a manufacturer of          England Tele-
                                     automotive and             communications
                                     industrial valves          Corporation
                                     1993 to 1995:            Corrections
                                     Chairman and CEO           Corp. of
                                     of Amdura                  America
                                     Corporation              MB
                                     and Utica Corp.,           Communications
                                     manufacturers of         Northwestern
                                     metal shears,              Steel & Wire
                                     waste balers,              Company
                                     compactors,              Black Box Corp.
                                     lifting equipment        Process
                                     and hardware               Technology
                                     1990 to 1993:              Holding, Inc.
                                     President and CEO
                                     of UNR
                                     Industries,
                                     a steel products
                                     firm

Daniel B. Carroll        60          1985 to present:          ATP Manufact-     1994 to present
                                     Vice President Sales        uring, L.L.C.
                                     ATP Manufacturing,        Newgrange, L.L.C.
                                     L.L.C., a manufact-
                                     urer of molded
                                     polyurethane
                                     components

Wallace E. Carroll, Jr.  58          1992 to present:                            1991 to present
                                     Chairman of
                                     CRL, Inc., a
                                     diversified holding
                                     company
                                     1987 to present:
                                     Investor

Philip E. Johnson       48           1994 to present:         OEA, Inc.          1990 to present
                                     Chairman of the
                                     Board of Katy
                                     1993 to present:
                                     Partner with
                                     Bennington,
                                     Johnson, Ruttum &
                                     Reeve, PC,
                                     attorneys at law
                                     1980 to 1993:
                                     Partner with
                                     Mosley, Wells,
                                     Johnson & Ruttum PC,
                                     attorneys at law

Arthur R. Miller         45          1988 to present:       Schon & Cie, AG      1988 to present
                                     Partner with Holleb
                                     & Coff, attorneys
                                     at law

William H. Murphy        64          1992 to present:                            1979 to present
                                     Retired
                                     1988 to 1992:
                                     President of Katy

John R. Prann, Jr.      45           1993 to present:                            1994 to present
                                     President, Chief
                                     Executive Officer
                                     and Chief Operating
                                     Officer of Katy
                                     1992 to 1994:
                                     President of CRL,
                                     Inc., a
                                     diversified
                                     holding company
                                     1990 to 1991:
                                     President of
                                     Profile
                                     Gear, Inc., a
                                     manufacturing
                                     company,
                                     Libertyville, IL

Lutz R. Raettig          53          1995 to present:       Schon & Cie AG       1991 to present
                                     Chairman,
                                     Management
                                     Board, Morgan
                                     Stanley Bank
                                     AG, Frankfort,
                                     Germany
                                     1988 to 1995
                                     Various Executive
                                     Positions with
                                     Commerzbank AG,
                                     Frankfurt,
                                     Germany

Charles W. Sahlman     69            1987 to present:                            1972 to present
                                     President, Bee Gee
                                     Holding Company,
                                     Inc., a holding company
                                     for subsidiaries engaged
                                     in the harvesting
                                     and processing of
                                     seafood.


Jacob Saliba          82             1993 to present:         Compaganie des     1968 to present
                                     Retired                    Entrepots et
                                     1988 to 1993:              Gares
                                     Chairman of the            Frigorifiques
                                     Board and Chief          Emerging Germany
                                     Executive Officer          Fund
                                     of Katy                  Schon & Cie, AG
                                                              Syratech
                                                                Corporation

Glenn W. Turcotte    55             1992 to present:                             1995 to present
                                    Executive Vice
                                    President
                                    of Katy
                                    1983 to present:
                                    President of Glit
                                    Division of Hallmark
                                    Holdings, Inc., a
                                    subsidiary of Katy

Robert M. Baratta     66            1993 to present:
                                    Vice President of
                                    Katy,
                                    1990 to present:
                                    President of Katy
                                    Seghers, Inc. and
                                    Savannah Energy
                                    Systems Company,
                                    subsidiaries of
                                    Katy

Michael G. Gordono    56            1996 to present:
                                    Group Vice President -
                                    Financial of Katy
                                    1993 to present:
                                    Vice President of Katy
                                    1987 to 1993:
                                    President of Beehive,
                                    Inc., a subsidiary
                                    of Katy

Peter S. More        58             1996 to present:
                                    Group Vice
                                    President -
                                    Financial of Katy
                                    1988 to 1996:
                                    Vice President of
                                    Finance of
                                    Glit, a Katy
                                    Division

Stephen P. Nicholson  43            1996 to present:
                                    Treasurer, Chief
                                    Financial
                                    Officer of Katy
                                    1994 to 1995:
                                    Vice President and
                                    Chief Financial
                                    Officer of
                                    Gerrity Oil and Gas
                                    Corp.
                                    1979 to 1994:
                                    Various Financial
                                    Positions, most
                                    recently Vice
                                    President and
                                    Treasurer, of Total
                                    Petroleum (N.A.) Ltd.

<Table/>


               SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth, as of April 15, 1996, the number of shares of Common Stock of Katy beneficially owned by all directors individually, each of the named current executive officers listed in the "Summary of Cash and Certain Other
  Compensation" table (the "Named Executive Officers") and by all directors and executive officers as a group. Unless otherwise indicated, the nature of beneficial ownership is that of sole voting power and sole investment power.


                                           Amount and
                                           Nature of                      Percent
                                           Beneficial                        of
  Name                                     Ownership                       Class

William F. Andrews                         5,000 (1)                         *
Wallace E. Carroll, Jr.                3,221,661 (1)(2)(3)                 38.3%
Philip E. Johnson                        196,108 (1)(2)(4)                  2.3%
Arthur R. Miller                       3,330,752 (2)(5)                    39.6%
William H. Murphy                          6,600 (1)                         *
John R. Prann, Jr.                        15,000                             *
Lutz R. Raettig                            5,000 (1)                         *
Charles W. Sahlman                         5,000 (1)                         *
Jacob Saliba                               8,216 (1)                         *
Daniel B. Carroll                          5,000 (1)                         *
Glenn W. Turcotte                          8,000                             *
Robert M. Baratta                          5,000                             *
Michael G. Gordono                         5,000                             *
Paul Kurowski                              6,008                             *
   (Resigned effective
    January 29, 1996)

  All directors and
  executive officers
  of Katy as a group (14
  persons)                            3,898,548 (1)(2)                     46.4%(1)

  *  Indicates 1% or less

<Table/>

  (1)   Includes currently exercisable non-qualified stock
        options to acquire 2,000  shares granted to each
        nonemployee director pursuant to the Katy Industries,   Inc.
        Nonemployee Director Stock Option Plan.

  (2)   Includes shares deemed beneficially owned by Wallace E.
        Carroll, Jr., Philip E. Johnson and Arthur R. Miller as a result of their position as trustees of certain trusts for the benefit of members of the Wallace E. Carroll family.
        (See Notes 4 and 5 below and "Security Ownership of
        Certain Beneficial Owners".)  Amounts shown for Messrs.
        Carroll, Johnson and Miller reflect multiple counting of shares where more than one of such persons is a trustee of a particular trust and is required to report beneficial ownership of shares held by such trust. Amounts shown for all directors and executive officers as a group do not, however, reflect multiple counting of such shares.

  (3)   See note (2) under "Security Ownership of Certain
        Beneficial Owners" for information concerning the beneficial ownership of shares by Wallace E. Carroll, Jr.

 (4) Philip E. Johnson holds 8,321 shares directly and options to acquire 2,000 shares. Mr. Johnson is a trustee of trusts for the benefit of his former wife, Lelia Carroll and their descendants holding 75,294 shares in the aggregate. Mr. Johnson is also a trustee of trusts for the benefit of Wallace E. Carroll, Jr. and his descendants holding 1,774 shares in the aggregate. Mr. Johnson is also a trustee for the Marital Trust formed under the Will of Wallace E. Carroll and is an administrator of the Wallace E. Carroll Estate which collectively hold 108,719 shares.

(5) Arthur R. Miller holds 3,000 shares directly. Mr. Miller is a trustee of trusts for the benefit of Wallace E.
        Carroll, Jr. and his descendants holding 710,640 shares in the aggregate. Certain of such trusts are shareholders of CRL, Inc. and may be deemed to beneficially own 2,073,559 shares held by CRL, Inc. Mr. Miller is also a trustee of trusts for the benefit of Denis H. Carroll and his descendants holding 471,496 shares in the aggregate. Mr.
        Miller is also a trustee of trusts for the benefit of Lelia Carroll and her descendants holding 70,000 shares in the aggregate. Mr. Miller is a co-trustee of The Holden
        Foundation which holds 2,057 shares. Mr. Miller disclaims beneficial ownership of all shares beneficially owned by the trusts and foundation described above.


       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table and notes set forth as of April 15, 1996, certain information regarding the beneficial ownership of those persons or entities, including certain members of the family of Wallace E. Carroll, former Chairman of the Board of Katy, since deceased (the "Carroll Family"), and related persons and entities, who are known to be the beneficial owners of more than five percent (5%) of the Common Stock of Katy.
  Reference should be made to the notes below for a description of the nature of the beneficial ownership reported in the table below.



                                      Amount and Nature                     Percent
   Name and Address                     of Beneficial                         of
  Of Beneficial Owner                     Ownership           Notes          Class
Wallace E. Carroll, Jr. and
    the WEC Jr. Trusts
    c/o CRL, Inc.
    6300 S. Syracuse Way, Suite 300
    Englewood, CO  80111                  3,221,661          (1) (2)         38.3%

Denis H. Carroll and
    the DHC Trusts
    c/o CRL Industries, Inc.
    2345 Waukegan Rd.
    Suite S-200
    Bannockburn, IL 60015                   611,246          (1) (3)          7.3%

Gabelli Funds, Inc.
    One Corporate Center
    Rye, NY  10580-1434                   1,721,200          (4)             20.5%
<Table/>




  (1) Wallace E. Carroll, Jr., Denis H. Carroll, Barry J. Carroll and Lelia Carroll are the four children of Wallace E. Carroll and Lelia H. Carroll. Wallace E. Carroll, Jr. is a director of Katy. Daniel B. Carroll, who is also a director of Katy, is the first cousin of each of the four children of Wallace
        E. Carroll and Lelia H. Carroll. In February 1996, members of the Carroll Family completed a reorganization of their jointly held family assets. The reorganization resulted in, among other things, the individual reallocation of Katy shares formerly jointly held by members of the Carroll
        Family.  The amounts shown above for members of the Carroll
        Family give effect to the reorganization and do not reflect any multiple counting of shares.

  (2) Wallace E. Carroll, Jr. directly holds 393,850 shares and options to acquire 2,000 shares. Wallace E. Carroll, Jr. is a trustee of trusts for his benefit and his descendants (the
        "WEC Jr. Trusts") which  collectively hold 710,613 shares.
        Wallace E. Carroll, Jr. and certain of the WEC Jr. Trusts own all of the outstanding shares of CRL, Inc. which holds
        2,073,559 Katy shares. Wallace E. Carroll, Jr. also is a trustee of the Wallace Foundation which holds 32,910 shares.
        Shares reported as beneficially owned by Wallace E. Carroll, Jr. also include 8,729 shares directly owned by Mr. Carroll's wife, Amelia M. Carroll.

   (3)  Denis H. Carroll holds 7,898 shares directly.  Denis H.
        Carroll is a trustee      of trusts for his benefit and his
        descendants (the "DHC Trusts") which     collectively hold 471,496
        shares.  Denis H. Carroll is also a trustee of the Wallace E.
        Carroll Estate and an administrator of the Marital Trust formed under the Will of Wallace E. Carroll which collectively hold
        108,719 shares.      Denis H. Carroll is also the general partner
        of the DHC Partnership Ltd., which  holds 21,076 shares and is
        a trustee of The Holden Foundation which holds 2,057    shares.

  (5) Beneficial ownership is as reported on an Amendment No. 18 to Statement on Schedule 13D dated March 8, 1996 filed by the
        Gabelli Funds, Inc. and related parties.


  Compliance with Section 16

   Section 16 of the Securities Exchange Act of 1934, as amended
  (the "Exchange Act"), requires Katy's directors, executive officers and persons who beneficially own greater than 10% of Katy's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the
  "Commission"), and copies of such reports with the New York Stock
  Exchange and Katy.  Based solely upon its review of copies of the
  Section 16 reports, the Company believes that during its fiscal year ended December 31, 1995, all of its directors, executive officers and greater than 10% beneficial owners were in compliance with their Section 16 filing requirements, except as described below.

   Due to administrative and personnel complications, all year-end reports on Form 5 for the Company's executive officers and directors (other than Wallace E. Carroll, Jr. who was not required to file a Form 5) were filed two days after the required filing date of February 14, 1996. These reports contained only year-end reporting of option grants to executive officers in June and December 1995, and option grants to non-employee directors in June 1995. In addition, Philip E. Johnson's Form 5 reported sales transactions in July through December 1995 by trusts for the benefit of his children for which Mr. Johnson serves as one of the three trustees. These transactions were separately reported by Mr. Johnson's former wife, Lelia Carroll, who is also a trustee of such trusts. Mr. Johnson did not participate in such sale decisions and inadvertently failed to timely report such transactions based upon his position as a trustee.



                    EXECUTIVE COMPENSATION

  Summary of Cash and Certain Other Compensation

   The following table shows, for the years ending December 31, 1995, 1994 and 1993, the cash compensation paid by Katy and its subsidiaries, as well as certain other compensation paid or accrued for those years, to Katy's current Chief Executive Officer and the four other most highly compensated executive officers.



                                                               Other         Securities      All
Name and                                                       Annual        Underlying     Other
Principal Position              Year    Salary     Bonus     Compensation     Options    Compensation
John R. Prann (c)
  President, Chief Executive    1995    $275,000   $165,000   $ 22,600         43,000      $  8,412
  Officer and Chief Operating   1994     241,400     25,000     49,200            -           8,768
  Officer                       1993     159,786     35,000       -               -           7,973

Glenn W. Turcotte               1995    $215,000   $103,200   $ 17,650         23,000      $  3,200
  Executive Vice-President      1994     195,000    104,000     26,240            -           2,663
                                1993     164,904    124,769       -               -           2,579

Robert M. Baratta               1995    $175,000   $ 73,500   $ 14,380         15,000      $  7,916
  Vice President                1994     175,000     16,000     16,400            -           9,891
                                1993     111,500     15,000       -               -           2,530

Michael G. Gordono              1995    $160,000   $ 67,200   $ 13,140         10,500      $  6,691
  Vice President                1994     160,000     10,000     16,400            -           4,243
                                1993     139,461     15,000       -               -           1,189

Paul Kurowski                   1995    $135,000   $ 28,350   $ 11,090            -        $  7,268
  Chief Financial Officer,      1994     135,000     14,000     16,400            -           7,432
   Secretary and Treasurer      1993     109,500     25,000       -               -           3,468
   (Resigned effective
    January 29, 1996)

<Table/>

(a)  1995 includes the dollar value set aside for the Katy Industries, Inc.
     Supplemental   Retirement and Deferral Plan. 1994 includes the dollar
     value of the difference between the price paid for shares of Common
     Stock pursuant to the Katy Industries, Inc. 1994 Key Employee and
     Director Stock Purchase Plan and the fair market value of such shares on the date of purchase.

(b) Includes non-cash compensation consisting of personal use of corporate automobiles, club dues and medical expenses. To the extent used, such benefits are treated as additional wages for withholding and income tax purposes.

(c)  Commenced employment on April 14, 1993.  For 1993 and 1994, John R.
     Prann, Jr.'s salary and bonus were paid by CRL, a diversified holding company owned by members of the Carroll Family, for which Mr. Prann previously served as President until December 31, 1994. All such amounts paid by CRL to Mr. Prann for his services as an executive officer of Katy were reimbursed to CRL by Katy.

(d)  Does not include options for Paul Kurowski, who resigned effective
     January 29, 1996, as a result of which, options granted did not vest.

Option Grants Table

     The following table sets forth information concerning individual grants of stock options during 1995 to the Company's Chief Executive Officer and the other four most highly compensated executive officers.



                           Option Grants In Last Fiscal Year

                    Number of                                              Potential Realized
                    Securities      % of Total                              Value at Assumed
                    Underlying       Options     Exercise                 Annual Rates of Stock
                     Options        Granted to    or Base    Expiration     Price Appreciation
     Name (1)       Granted (2)     Employees      Price        Date          For Option Term
                                                                            5%             10%

John R. Prann      15,000             8.3%         $8.50      6/08/05       $ 84,791     $214,875
                   28,000            15.5           9.25     12/29/05        158,277      401,105

Glenn W. Turcotte   8,000             4.4%          8.50      6/08/05         45,226      114,611
                   15,000             8.3           9.25     12/29/05         84,798      214,895

Robert M. Baratta   4,000             2.2%          8.50      6/08/05         22,766       57,693
                   11,000             6.1           9.25     12/29/05         62,606      158,657

Michael G. Gordono  4,000             2.2%          8.50      6/08/05         22,766       57,693
                    6,500             3.5           9.25     12/29/05         36,645       92,864

<Table/>

(1) Does not include options for Paul Kurowski, who resigned effective
    January 29, 1996, as a result of which, options granted did not vest.

(2) Options granted vest 25% per year commencing on the first anniversary of the date of grant.

The following table sets forth the value of in-the-money options at year-end.
No options have been exercised, and none were exercisable as of December 31, 1995.

                 Aggregate Fiscal Year-End Option Values

                                    Number of
                                   Securities
                                   Underlying           Value of
                                   Unexercised         In-the-Money
                                   Options at          Options at
     Name (1)                       Year-End             Year-End

  John R. Prann                      43,000             $ 11,250

  Glenn W. Turcotte                  23,000                6,000

  Robert M. Baratta                  15,000                3,000

  Michael G. Gordono                 10,500                3,000

(1) Does not include options for Paul Kurowski, who resigned effective
    January 29, 1996, as a result of which, options granted did not vest.

Supplemental Retirement and Deferral Plan

     On April 21, 1995, the Board of Directors approved the Katy Industries,
Inc. Supplemental Retirement and Deferral Plan (the "Supplemental Plan").
Among other things, the Supplemental Plan allocated among select participants a portion of a $2.5 million retirement accrual recorded on the books of the Company. The allocation was completed considering past service, salary at December 31, 1994 and prior retirement benefits, with a stated minimum dollar amount allocated to each participant. These prior service allocations earn interest at a rate of 4% per year and will be paid out on the later of the participant's retirement or upon reaching age sixty-two (62). At such time, the amount allocated to a participant will be paid out in five (5) relatively equal annual installments. The entire allocation is subject to a lump sum payout upon a participant's death or permanent disability. Amounts allocated to each of the Named
Executive Officers as of December 31, 1995 under the Supplemental Plan are as follows: John R. Prann, Jr., $37,883; Glenn W. Turcotte, $430,923; Robert
M. Baratta, $107,021; Michael G. Gordono, $266,131; and Paul Kurowski,
$305,908.

Severance Agreements

     On January 17, 1996, the Board of Directors adopted and approved a compensation and benefits assurance program for six of Katy's key officers.
The program became effective January 1, 1996 and generally provides for certain severance benefits following an involuntary termination without cause that occurs within two years following a "Change in Control" of the Company or following a deemed constructive termination that occurs within two years following a "Change in Control" of the Company. A "Change in Control" is defined as follows: (i) if any person (other than those persons in control on the effective date) becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding shares; (ii) if during any period of two consecutive years, individuals who, at the beginning of such period constitute the Board, cease to constitute a majority thereof; or (iii) if the shareholders of the Company approve (a) a plan of liquidation of the Company,
(b) an agreement for the sale or disposition of substantially all of the Company's assets, or (c) a merger, consolidation, or reorganization of the Company. Severance benefits payable include either three years base salary in the case of Tier I participants or two years base salary in the case of Tier II participants. Severance benefits also include a lump sum payment of annual bonuses, continuation of healthcare benefits, three years matching contributions under the Company's 401(k) savings plan (two years in the case of Tier II participants), advancement of legal fees incurred in enforcing rights under the program, out-placement assistance and a "gross-up" payment for any excise tax payments due by the officer as a result of receipt of the forgoing severance benefits.

Compensation of Directors

     Directors who are not employees of Katy or its subsidiaries receive an annual retainer of $12,000 for service on the Board of Directors and up to $2,000 for attendance at each meeting of the Board or a committee thereof.
Directors who are officers are not separately compensated as directors.

     During 1995, William H. Murphy and Jacob Saliba were awarded a stipend of $150,000 each for consulting activities in connection with Katy's sale of its wholly owned subsidiary, WSC Liquidating, Inc. and its holdings of Syratech Corporation stock.

     Philip E. Johnson, Chairman of the Board of Directors, receives annual compensation from the Company of $100,000 for his services as Chairman. Mr.
Johnson does not receive an additional annual retainer or fees for attending meetings. Mr. Johnson also receives an automobile allowance from the Company during his term as Chairman.

     On April 21, 1995, the Board of Directors adopted the Directors'
Deferred Compensation Plan effective June 1, 1995 (the "Directors' Deferred
Compensation Plan"). Pursuant to the Directors' Deferred Compensation Plan all directors' fees, retainers and other compensation paid for services as a director may be deferred until the respective director's attainment of age
62 or termination of service as a director for any reason, whichever is later. Deferred amounts may be invested in one or more investment alternatives offered by the Company which include a prime rate account, a balanced mutual fund, a "blue chip" equity fund and a "small-cap" or international fund. Distributions of deferred amounts may be made at the election of the director in lump sum or in five annual installments. Each director is given a thirty (30) day period prior to the beginning of a plan year during which an election must be made to participate in the Directors'
Deferred Compensation Plan.

     Under the Katy Industries, Inc. Nonemployee Director Stock Option Plan
(the "Directors' Stock Option Plan"), each individual who was a nonemployee director on June 8, 1995, other than Arthur R. Miller, received an option to purchase 2,000 shares of the Company's common stock at a price of $8.50 per share. Mr. Miller is a designated participant in the Katy Industries, Inc.
Long-Term Incentive Plan and received options to acquire 17,000 shares under such plan in 1995. Under the terms of the Directors' Stock Option Plan, each nonemployee director receives an annual grant of an option to acquire 2,000 shares on the date immediately following the annual meeting. The exercise price is the fair market value on the date of grant. These options are exercisable at any time during a ten year period from the date of grant.


     BOARD OF DIRECTORS' COMPENSATION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation
Committee") presents the following report on executive compensation:

     The Compensation Committee presently consists of Charles W. Sahlman,
Chairman,  William F. Andrews and William H. Murphy.  The Compensation
Committee makes decisions on executive officer compensation and reports its decisions to the Board of Directors. The Compensation Committee also seeks approval of the Board of Directors on all aspects of compensation for the Chief Executive Officer ("CEO").

Compensation Philosophy

     The goals of the Company's compensation program are to align the economic interest of executive officers with those of stockholders, including
Company financial objectives and market performance.  The Compensation
Committee seeks to adjust compensation levels, through competitive base salaries and bonus payments, based on individual and Company performance.
The Compensation Committee reviews the executive compensation program annually in view of the Company's annual strategic and financial objectives and performance.

Compensation Program Components

     Annual compensation for the Company's CEO and executive officers, including the Named Executive Officers consists of two primary elements, base salary and annual cash bonuses. Salary and bonus levels reflect job responsibility, seniority, Compensation Committee judgments of individual effort and performance and the Company's financial and market performance, in light of the competitive environment in which the Company operates.

     Annual cash compensation is also influenced by the compensation practices of comparable companies so that the Company remains reasonably competitive in the market. While competitive pay practices are viewed as important, the Compensation Committee believes that the most important considerations in setting annual compensation are individual merit and the Company's financial and market performance. In considering the Company's financial and market performance, the Compensation Committee reviews, among other things, net income and revenues of the Company and share price performance relative to comparable companies and historical performance.

     In late 1994, the Company engaged an independent consulting firm to advise the Company on executive compensation issues. Based in part upon recommendations of the consultant, in April 1995, the Compensation Committee approved, and the Board of Directors thereafter approved and adopted, three new programs of compensation for key management. These programs include an Annual Bonus Plan, a Long-Term Incentive Plan and a Supplemental Retirement and Deferral Plan.
     The Annual Bonus Plan, which was effective as of January 1, 1995, establishes target bonus opportunities stated as a percentage of annual base salary for recommended key employees each year, including the CEO and the Named Executive Officers. If 100% of pre-established performance goals are met, the target bonus opportunity will be achieved by the employee. A higher or lower bonus can be earned if performance exceeds or falls short of targeted levels. The performance goals for 1996 are based on two financial measures for each division and for corporate: operating income (with a 60% weighting) and cash flow (with a 40% weighting).

     The Supplemental Plan, among other things, allows participants to voluntarily defer up to 100% of their annual bonus and up to 50% of their base salary until retirement or employment termination. The Supplemental
Plan allows the Company to make a profit sharing allocation to all accounts of participants in an aggregate amount equal to two percent (2%) of pre-tax income, as determined by the Compensation Committee. Voluntary deferrals and profit sharing allocations are invested at the election of the employee in four investment alternatives offered by the Company including: a prime rate account, a balanced mutual fund, a "blue-chip" equity fund and a "small-cap" or international fund.

     The Long-Term Incentive Plan allows the Compensation Committee to provide equity-based compensation (including stock options, restricted stock awards and stock appreciation rights) as a third element of the Company's annual compensation program. The Compensation Committee believes the Long-Term Incentive Plan enables the Company to more closely a compensation with stockholder interests.

Chief Executive Officer Compensation

     John R. Prann, Jr. became President in April 1993 and CEO in December
1993. Mr. Prann's salary and bonus for 1995 were based upon his experience and qualifications, responsibilities, individual effort and performance and the Company's performance. Mr. Pranns 1995 bonus was paid pursuant to the terms of the Annual Bonus Plan as described above. The Compensation
Committee also awarded Mr. Prann stock options described above during 1995 which the Compensation Committee believes is commensurate with Mr. Prann's performance and the Company's financial performance in 1995.

Summary

     The Compensation Committee believes that the total compensation program for executive officers of the Company is appropriately related to individual performance and Katy's performance, including financial results of Katy and stockholder value. The Compensation Committee also believes Katy's compensation program is competitive with comparable companies and provides appropriate incentives for Katy's executive officers to work towards continued improvement in Katy's overall performance.

     Compensation Committee of the Board of Directors:

                  Charles W. Sahlman, Chairman
                  William F. Andrews
                  William H. Murphy



        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following is a description of certain relationships that exist with regard to certain members of the Compensation Committee and certain of Katy's executive officers who also serve or served as executive officers of, or transacted business with, Katy, its subsidiaries or certain related entities.

     The current members of the Compensation Committee are Charles W.
Sahlman, William F. Andrews and William H. Murphy.

     During 1995, Charles W. Sahlman served as President of Bee Gee Holdings,
Inc. ("Bee Gee") (a 39% owned Katy subsidiary) and as President of C.E.G.F.
(USA), Inc. ("C.E.G.F.") which became a 95% owned Katy subsidiary in March
1994.  Mr. Sahlman resigned his position as President of C.E.G.F. in April
1996.  Mr. Sahlman is also a former Executive Vice President of Katy.

     William H. Murphy was President, Chief Operating Officer and Chief
Financial Officer of Katy through the year ended December 31, 1992.

     John R. Prann, Jr., Katy's President, Chief Executive Officer and Chief
Operating Officer, served as President of CRL, Inc., which is wholly owned by Wallace E. Carroll, Jr. and the WEC Jr. Trusts, until December 31, 1994 and as director of CRL until January 31, 1995. Wallace E. Carroll, Jr., a director of Katy, also serves as Chairman and Vice President of CRL.


                       STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Dow Jones Industrial Average and the cumulative total return of the Dow Jones Conglomerates Index for the fiscal years ending
December 31, 1990 through 1995. The graph below assumes $100 invested on December 31, 1990.


               Comparison Of 5-Year Cumulative Total Return



































                             1990     1991     1992    1993    1994    1995


Katy Industries, Inc.         100      114      132     167     135     151


Dow Jones Industrial          100      125      134     157     165     220
Average

Dow Jones                     100      138      160     202     202     282
Conglomerates




           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Arthur R. Miller, general counsel and a director of Katy, is a partner in the Chicago law firm of Holleb & Coff which acted as counsel to Katy and its subsidiaries during 1995 and continues to serve in such capacity. During 1995 Katy paid $1,787,000 in legal fees to Holleb & Coff which included fees for Mr. Miller's service as general counsel.

     Philip E. Johnson, Chairman of the Board of Directors of Katy, is a partner in the Denver law firm of Bennington, Johnson, Ruttum &
Reeve which acted as counsel to Katy and its subsidiaries during 1995. During 1995 Katy paid $265,000 in legal fees to Bennington,
Johnson, Ruttum & Reeve.

     John R. Prann, Jr., the Company's President, Chief Executive
Officer and Chief Operating Officer is a participant in the Katy
Industries, Inc. 1994 Key Employee and Director Stock Purchase Plan.
Pursuant to the terms of such plan, Mr. Prann obtained a loan from the Company in the amount of $97,050 in connection with his purchase of shares of the Company's Common Stock under the plan in September 1994.
Such loan bears interest at the applicable federal short-term rate, payable semi-annually and adjusted semi-annually.





               RATIFICATION OF INDEPENDENT AUDITORS

          The Board of Directors has selected Deloitte & Touche LLP to audit the accounts of the Company for the current fiscal year.
Deloitte & Touche LLP was the firm of independent auditors selected by the Board of Directors to audit the accounts of the Company for the 1995 and 1994 fiscal years. Deloitte & Touche, which has no other relationship with the Company, also serves as independent auditors for other corporations owned by Carroll Family interests. It is intended that the shares represented by proxies will be voted FOR the ratification of the selection of Deloitte & Touche unless otherwise specified in the space provided in the proxy. In the event that the stockholders fail to ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the current year, the Board of Directors would reconsider such selection.

          A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if so desired and to answer appropriate questions from the floor.

                            OTHER MATTERS

          As of the date of this proxy statement, the Board of Directors does not know of any matters to be presented to the meeting other than the election of directors and the ratification of independent auditors. However, if other matters come before the meeting, it is the intention of the persons named on the accompanying proxy to vote on such matters in accordance with their best judgment.
On January 17, 1996, Katy's Board of Directors adopted an advance notice bylaw provision requiring that shareholder proposals to be made at any annual meeting be received by the Company not less than 50 days nor more than 90 days prior to the annual meeting. No such shareholder proposals were received for the 1996 Annual Meeting.








          PROPOSALS OF SHAREHOLDERS FOR 1997 ANNUAL MEETING

          Proposals which shareholders intend to present for inclusion in the Proxy Statement for the 1997 Annual Meeting of Stockholders must be received by the Secretary of the Company at its executive offices, 6300 S. Syracuse Way, Suite 300, Englewood, Colorado 80111, not later than December 16, 1996 to be considered for inclusion in the proxy materials for the 1997 Annual Meeting.


                                        By Order of the Board of
Directors
                                        KATY INDUSTRIES, INC.




                                        Arthur R. Miller
                                           Secretary

April 15, 1996







                             THIS PAGE
                            INTENTIONALLY
                             LEFT BLANK


















          PROXY               Katy Industries, Inc.             PROXY
        Annual Meeting of Stockholders -- May 17, 1996
  This Proxy is Solicited on Behalf of the Board of Directors

  The undersigned stockholder of Katy Industries, Inc. hereby appoints JOHN R. PRANN, JR. and STEPHEN P. NICHOLSON and each of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Stockholders to be held at The Metropolitan Club, 7800 E. Orchard Road,
  Greenwood Village, Colorado at 10:00 a.m. (local time) on
  Friday, May 17, 1996 and at any adjournments thereof, in the name of the undersigned and with the same force and effect as the undersigned could do if personally present, upon the matters set forth below as indicated.

  Nominees: Philip E. Johnson, John R. Prann, Jr., William F.
  Andrews, Daniel B. Carroll, Wallace E. Carroll, Jr., Arthur
  R. Miller, William H. Murphy, Lutz R. Raettig, Charles W.
  Sahlman, Jacob Saliba and Glenn W. Turcotte.

                              See reverse side.  If you
                              wish to vote in accordance
                              with the Board of Directors'
                              recommendations, just sign
                              on the reverse side.  You need
                              not mark any boxes.

                              PLEASE MARK, SIGN, DATE AND
                              MAIL THIS PROXY CARD PROMPTLY,
                              USING THE ENCLOSED ENVELOPE.

                              (Continued and to be signed on
                              reverse side.)

                                        SEE REVERSE




                    KATY INDUSTRIES, INC.
       PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER
                     USING DARK INK ONLY.

  1. Election of Directors - (see reverse)    For   Withhold    All Except

     _________________________________
     (Except Nominee(s) written above)

  2. RATIFICATION OF SELECTION OF AUDITORS:   For   Withhold    All Except

     the proposal to ratify the appointment
     of Deloitte & Touche as auditors of
     the corporation for the current fiscal
     year.

  3. In their discretion, to act on any other matters which may properly come before the meeting and any adjournments thereof.



               Dated:____________________, 1996

     Signatures(s)_____________________________
     __________________________________________

     Please sign here exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, please give your full title.


  The shares represented by this Proxy will be voted at meeting. IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS
  PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE "FOR" ALL
  NOMINEES AS DIRECTORS AND "FOR" PROPOSALS 2 AND 3 ABOVE.




